UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 26, 2006 (June 22, 2006)
Date of Report (Date of earliest event reported)

___________________
COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

1960 Bronson Road, Fairfield, Connecticut 06824
(Address of principal executive offices)                   (Zip Code)

(203) 255-6044
(Registrant’s telephone number, including area code)

________________________
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 22, 2006, Competitive Technologies, Inc. (“CTT”) announced that that the United States Supreme Court ruled in favor of Metabolite Laboratories, Inc. (“MLI”) and CTT dismissing the writ of certiorari previously granted to Laboratory Corporation of America Holdings d/b/a LabCorp (“LabCorp”) in a homocysteine patent case. LabCorp had filed for the writ of certiorari seeking to overturn an infringement ruling in a patent case in which CTT's patent rights, and those of its clients, had been upheld by both the U.S. District Court and the Court of Appeals of the Federal Circuit. The matter originated in 1999, when MLI and CTT filed a complaint against LabCorp alleging breach of contract, patent infringement and unpaid royalties for performing homocysteine assays using patents owned by CTT.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated June 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

Date: June 26, 2006	By:	/s/ Michael D. Davidson
Name: Michael D. Davidson
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1
Press release dated June 22, 2006 announcing that United States Supreme Court ruled in favor of Metabolite Laboratories, Inc. and CTT dismissing the writ of certiorari previously granted to Laboratory Corporation of America Holdings d/b/a LabCorp in a homocysteine patent case.